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                                                                    EXHIBIT 10.9


                         SERIES A CONVERTIBLE PREFERRED
                      STOCK AND WARRANT PURCHASE AGREEMENT

        This Series A Convertible Preferred Stock and Warrant Purchase Agreement (the "Agreement") is entered into as of June 30, 1998, by and among DuraSwitch Industries, Inc., a Nevada corporation (the "Company") and Blackwater Capital Partners, L.P., a Delaware limited partnership ("BCP") and Blackwater Capital Group, LLC, a Delaware limited liability company ("BCG"). Collectively, BCP and BCG are referred to herein as "Purchasers".

                                 R E C I T A L S

A. The Company desires to sell, and BCP desires to buy, 2,143,321 shares of the Company's Series A Convertible Preferred stock (the "Preferred Shares"), which will be convertible into the same number of shares of the Company's Common stock.

B. As an inducement for BCP to purchase the Preferred Shares, BCP has requested that the Company issue to BCG and BCP each, warrants to purchase 535,830 shares of the Company's common stock, and the Company desires to accommodate BCP's request.

C. BCP has loaned US$250,000 to the Company, which is evidenced by a demand promissory note in the same amount dated June 18, 1998 (the "Note"), and BCP and the Company desire to cancel the Note as part of the consideration for the Preferred Shares.

                                A G R E E M E N T

The parties agree as follows:

1.      AGREEMENT TO EXCHANGE.

        1.1 Sale and Purchase of Preferred Shares. The Company will sell and issue to BCP, and BCP agrees to purchase from the Company, the Preferred Shares in exchange for US$1,000,000.

        1.2 Issuance of Warrants. As an inducement to purchase the Preferred Shares, the Company will issue to BCG and BCP each, warrants to purchase 535,830 shares of the Company's common stock exercisable for $0.466565671 per share (the "Warrants"). The Warrants will be in substantially the same form as Exhibit A attached to this Agreement.

2.      CLOSING, DELIVERY, PAYMENT AND EXCHANGE.

        2.1 Closing Date. The Company's issuance of the Warrants and of certificates evidencing the Preferred Shares and the BCP's tendering of the payment for the Preferred Shares (the "Closing") will take place at 1:00 p.m. on June 30, 1998, at the offices of Quarles


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               & Brady, One East Camelback Road, Suite 400, Phoenix, Arizona
               85012 or at such other time or place as the Company and Purchasers may mutually agree (the "Closing Date").

        2.2 Delivery. At the Closing, the Company will deliver: (i) to BCP, certificates representing the Preferred Shares; and (ii) to BCG and BCP, the Warrants. At the Closing, BCP will deliver to the
               Company: (i) US$750,000 payable in a cashier's check or via wire transfer to an account designated by the Company; and (ii) the original Note, which shall be deemed paid in full by the Company upon the Closing Date. The Company shall immediately thereafter pay US$80,000 to Duff & Phelps Securities, LLC, a Delaware limited liability company ("Duff & Phelps").

        2.3 Use of Funds. The Company must utilize the US$1,000,000 its receives from BCP pursuant to this Agreement for expenses associated with this transaction, working capital, audit fees, legal fees, capital expenditures and payment of brokerage fees.

        2.4 Amended Certificate and Bylaws. On or before the Closing Date, the Company will amend its certificate of incorporation (the "Amended Certificate") and Bylaws in the same forms as Exhibit B and Exhibit C, respectively.

        2.5 Put Option. If the Company receives more than an additional US$1,000,000 in equity offerings from any source other than Purchasers before June 15, 1999, BCP will have the option to force the Company to purchase from BCP 50% of the Preferred Shares purchased by BCP pursuant to this Agreement in exchange for the greater of: (i) a lump sum of $800,000; or (ii) the highest per-share price paid by such subsequent investors, whichever is greater. BCP must give the Company notice of its intent to exercise this option within 30 days after the Company receives the funds from such equity offering.

        2.6 Registration Rights. The Company grants to Purchasers certain registration rights that are described further in the Registration Rights Agreement between the Company and Purchasers attached as Exhibit D and incorporated in this Agreement by reference.

        2.7 Corporate Governance. The Company will cause Steven R. Green to be appointed to its Board of Directors to fill the current vacant seat on the Board for the remainder of that seat's term, which ends in the year 2001. The Company also will invite John B. Sadler Jr. and Kevin R. Keuper to all Board meetings as non-voting advisors to the Board for the period of time that Duff & Phelps is retained by the Company as an investment advisor.


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3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to the Purchasers as follows:

        3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Preferred Shares, Warrants and the common stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (the "Conversion Shares"), to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

        3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately after the Closing, will consist of 40,000,000 shares of common stock, 19,289,889 shares of which are issued and outstanding, 6,800,000 shares of which are reserved for future issuance as a result of the exercise of options and warrants and upon conversion of preferred stock and the remainder are not issued or outstanding; and 10,000,000 shares of preferred stock, 2,143,321 of which are designated Series A Convertible Preferred Stock, 2,143,321 of which are issued and outstanding and the reaminder of which are undesignated preferred stock, none of which are issued or outstanding. All issued and outstanding shares of the Company's common stock and preferred stock (i) have been duly authorized and validly issued (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Preferred Shares will be as stated in the Amended Certificate. When issued, the Preferred Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Preferred Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

       3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Preferred Shares pursuant to this Agreement and the Conversion Shares pursuant to the Amended Certificate has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered, will be valid and binding obligations of the


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              Company enforceable in accordance with their terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) general principles of equity that restrict the availability of equitable remedies. The sale of the Preferred Shares and the subsequent conversion of Preferred Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

       3.4 Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.3, the offer, sale and issuance of the Preferred Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Preferred Shares to any person or persons so as to bring the sale of such Preferred Shares by the Company within the registration provisions of the Securities Act.

       3.5 Filings with the SEC. To the knowledge of the Company's Board: (i) the Company has made all filings with the Securities and Exchange Commission (the "SEC") that it has been required by law to make within the past three (3) years under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (collectively, the "Public Filings"); (ii) each of the Public Filings has complied with the Securities Act and the Exchange Act in all material respects; (iii) none of the Public Filings, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; (iv) the Company has delivered to the Purchasers a correct and complete copy of the most recent Public Filing (as amended to date); and (v) the Company is in compliance with, in all material respects, the rules and regulations of each stock exchange on which the Company's stock is listed.

       3.6    Financial Statements.

              (a) To the knowledge of the Company's Board, the financial statements (including any footnotes thereto) provided to Purchasers have been prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q, and fairly present the financial position of the Company as of the dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes.)


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              (b)    Since January 1, 1998, the books and records of the Company and any subsidiaries of the Company have been, and are being, maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all material transactions customarily reflected in such books and records in respect of the business, assets, liabilities and affairs of the Company on a consolidated basis.

4.      REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

        Each Purchaser hereby represents and warrants to the Company as follows:

        4.1 Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement has been or will be effectively taken prior to the Closing. Upon its execution and delivery, the terms of this Agreement will be valid and binding obligations of Purchaser enforceable in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies.

        4.2 Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement have been or will be obtained prior to and be effective as of the Closing.

        4.3 Investment Representations. Purchaser understands that the Warrants, Preferred Shares and the Conversion Shares have not been registered under the Securities Act or any applicable state securities laws. Purchaser also understands that the Warrants and Preferred Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Purchaser's representations contained in this Agreement.

               (a) Purchasers Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in private placement transactions involving securities of companies similar to the Company, is capable of evaluating the merits and risks of its investment in the Company and has the analytical and financial capacity to protect its own interests. Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Warrants, Preferred Shares or the Conversion Shares are registered pursuant to the Securities Act and applicable state securities laws, or exemptions from such registrations are available. Purchaser understands that the Company has no present intention of registering


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                      the Warrants, Preferred Shares or the Conversion Shares.
                      Purchaser also understands that there is no assurance that exemptions from registration under the Securities Act and applicable state securities laws will be available and that, even if available, such exemptions may not allow Purchaser to transfer all or any portion of the Warrants, Preferred Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) Acquisition for Own Account. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own accounts for investment only, and not with a view towards their distribution.

               (c) Purchasers Can Protect Its Interest. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect their own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

               (d) Accredited Investor. Purchaser represents it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

               (e) Company Information. Purchaser has received and read the Company's financial statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser also has been given the opportunity to ask all desired questions of and received adequate answers from, the Company and its management regarding the terms and conditions of this investment.

5.      COVENANTS.

        The Company covenants and agrees that from and after the date of this Agreement (except as otherwise provided herein, or unless each Purchaser has given its prior written consent) so long as any Purchaser owns any shares of Preferred Stock or any of the Warrants are outstanding:

        5.1 Maintenance of Existence: Compliance with Law. The Company shall preserve and maintain in good standing its corporate legal existence and all of its rights, privileges and franchises which are necessary to conduct its business as currently being conducted.

        5.2 Conduct of Businesses. The Company shall, and shall cause its Subsidiaries to, conduct their businesses in the ordinary course, consistent with the present conduct of


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               their businesses, and will use their best efforts to maintain, preserve and protect their assets and good-will.

        5.3 Books and Records. The Company shall, and shall cause its Subsidiaries to, keep adequate records and books of account with respect to their business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP.

        5.4 Issuance of Additional Preferred Stock. As long as any of the Warrants shall remain outstanding, the Company shall not issue any additional shares of preferred stock other than as dividends on the Preferred Stock.

6.      MISCELLANEOUS.

        6.1 Governing Law and Venue. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without reference to principles of conflict of laws. The parties to this Agreement hereby consent to the jurisdiction in personam of the Superior Court of the State of Arizona, in and for the County of Maricopa or of the United States District Court for the District of Arizona, in any legal proceeding to enforce any obligations under this Agreement, and agree that venue in Maricopa County is not inconvenient.

        6.2 Survival. The representations, warranties, covenants and agreements made in this Agreement will survive the closing of the transactions contemplated by this Agreement.

        6.3 Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and Purchasers.

        6.4 Entire Agreement. This Agreement, its the Exhibits and Schedules and the other documents delivered pursuant to it constitute the full and entire understanding and agreement between the parties with regard to the subjects of this Agreement and no party will be liable or bound to any other in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein and therein.

        6.5 Separability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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        6.6    Amendment and Waiver. This Agreement may be amended or modified only upon the written consent of all the parties. Any waiver, permit, consent or approval of any kind or character of any breach, default or noncompliance under this Agreement or under the Amended Certificate or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Amended Certificate, by-law, or otherwise afforded to any party, will be cumulative and not alternative.

        6.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement will impair any such right, power or remedy; nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance occurring afterward.

        6.8 Notices. All notices required or permitted under this Agreement must be in writing and are deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile and first class mail if sent during normal business hours of the recipient, or if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the Company and Purchasers at the address as set forth on the signature page of this Agreement or at such other address as the Company or Purchasers may designate by 10 days advance notice to the other parties to this Agreement in accordance with the notice provisions in this Section.

        6.9 Expenses. Each party shall pay its own costs, fees and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

        6.10 Attorneys' Fees. If any dispute among the parties to this Agreement results in litigation, the prevailing party in such dispute is entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        6.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        6.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


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        6.13   Broker's Fees. The Company has paid a finder's fee to Duff &
               Phelps in connection with the transactions contemplated by this Agreement. Purchasers represent and warrant that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party is or will be entitled to any broker's or finder's fee from the Company or any other commission directly or indirectly from the Company in connection with the transactions contemplated in this Agreement.

        6.14 Attachments. The Exhibits and Schedules which are attached to this Agreement are incorporated herein by this reference as if fully set forth herein.

        6.15 Facsimiles. This Agreement may be executed by manual or facsimile signatures.

        The Company and Purchasers have executed this Agreement as of the date set forth in the first paragraph of this Agreement.

COMPANY:

        DURASWITCH INDUSTRIES, INC.
        333 South Nina Drive
        Mesa, Arizona 85210
        Fax: 602-844-1199


        /S/ R. Terren Dunlap
        ---------------------------------
        R. Terren Dunlap, President

PURCHASERS:

        BLACKWATER CAPITAL PARTNERS, L.P.
        1800 Glenview Road
        Glenview, IL 60025
        Fax: 847-729-2296


        /s/ Steven R. Green
        ---------------------------------
        Steven R. Green, General Partner

        BLACKWATER CAPITAL GROUP, LLC
        1800 Glenview Road
        Glenview, IL 60025
        Fax: 847-729-2296


        /s/ Steven R. Green
        ---------------------------------
        Steven R. Green, General Partner


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